As filed with the Securities and Exchange Commission on May 28, 2021

Registration Nos. 333-237693
333-237693-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DraftKings Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

84-4052441

(I.R.S. Employer Identification No.)

222 Berkeley Street, 5th Floor
Boston, MA 02116
(617) 986-6744

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Stanton Dodge
Chief Legal Officer
DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116
(617) 986-6744

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Tel: (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 23, 2020, DEAC NV Merger Corp. (“DEAC NV”, the “Company”, “we” or “us”) filed pre-effective Amendment No. 1 to its Registration Statement on Form S-1/A (Registration No. 333-237693), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2020 (the “Registration Statement”). In connection with the business combination (the “Business Combination”) between Diamond Eagle Acquisition Corp. (“DEAC”), DEAC NV, DraftKings Inc., a Delaware corporation (“Old DK”) and SBTech (Global) Limited (“SBT” or SBTech”), (i) DEAC merged with and into DEAC NV, with DEAC NV surviving the merger and becoming the successor issuer to DEAC by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended, (ii) DEAC NV changed its name to “DraftKings Inc.”, (iii) we acquired Old DK by way of merger and (iv) we acquired all of the issued and outstanding share capital of SBTech. Upon consummation of the foregoing transactions, Old DK and SBTech became wholly-owned subsidiaries of the Company.

The Registration Statement registered the resale of securities issued in a private placement in connection with the consummation of the Business Combination. On February 26, 2021, we filed Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to update the Registration Statement to include information contained in the registrant’s Annual Report on Form 10-K and certain other information in such Registration Statement.

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MaY 28, 2021

PRELIMINARY PROSPECTUS

44,725,831 Shares of Class A Common Stock

This prospectus relates to the resale from time to time of certain securities issued pursuant to the terms of those certain subscription agreements and convertible notes entered into in connection with the business combination (the “Business Combination”) by and among Diamond Eagle Acquisition Corp., our predecessor issuer (“DEAC”), DEAC NV Merger Corp. (“DEAC NV”, the “Company”, “DraftKings” “we” “us,” “our”), prior to the Business Combination a wholly-owned subsidiary of DEAC, DraftKings Inc., a Delaware corporation (“Old DK”), SBTech (Global) Limited (“SBTech”), the shareholders of SBTech who are parties thereto (the “SBT Sellers”) and Shalom Meckenzie, in his capacity as the SBT Sellers’ Representative, and DEAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DEAC (“Merger Sub”). Upon consummation of the reincorporation and the Business Combination described herein, DEAC NV was renamed DraftKings Inc. and Old DK became a direct wholly-owned subsidiary of DEAC NV.

In connection with the closing of the Business Combination, the issued and outstanding shares of DEAC’s Class A common stock, par value $0.0001 per share (“DEAC Class A common stock”), were exchanged, on a one-for-one basis, for shares of DraftKings Class A common stock, par value $0.0001 per share (“DraftKings Class A common stock”). Similarly, all of DEAC’s outstanding warrants became warrants to acquire shares of DraftKings Class A common stock on the same terms as DEAC’s then-outstanding warrants. All references in this prospectus to “Class A common stock” refer to shares of DraftKings Class A common stock, which were issued at the closing of the Business Combination in exchange for all issued and outstanding shares of DEAC Class A common stock.

As described herein, the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”), may sell from time to time up to (i) 30,471,352 shares of Class A common stock that were issued to certain institutions in connection with the closing of the Business Combination (the “Private Placement”), (ii) 3,000,000 shares of Class A common stock that were underlying the warrants to purchase shares of Class A common stock that were issued in the Private Placement (the “PIPE Warrants”) and (iii) 11,254,479 shares of Class A common stock that were issued to the holders of the subordinated convertible promissory notes of DK (the “Convertible Notes”). The PIPE Warrants were exercised or redeemed in full as of July 2, 2020.

We will bear all costs, expenses and fees in connection with the registration of the Class A common stock and the warrants (collectively, the “securities”) and will not receive any proceeds from the sale of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

Our Class A common stock trades on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “DKNG”. On May 27, 2021, the closing price of our Class A common stock was $50.40 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under which the Selling Securityholders may, from time to time, offer and sell, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the registration statement to sell shares of Class A common stock, including (i) shares of Class A common stock issued in the Private Placement, (ii) shares of Class A common stock issued upon exercise of the PIPE warrants and (iii) shares of Class A common stock issued upon conversion of the Convertible Notes, in each case up to the amounts set forth in the section entitled “Selling Securityholders”, from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock and/or warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, together with the information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

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SELECTED DEFINITIONS

•	“BCA” or “Business Combination Agreement” refers to the Business Combination Agreement, dated as of December 22, 2019, as amended on April 7, 2020, by and among DEAC, Old DK, SBT, the SBT Sellers party thereto, the SBT Sellers’ Representative, DEAC NV and Merger Sub.

•	“Board” or “board of directors” refers to our board of directors.

•	“Business Combination” refers to the transactions contemplated by the BCA.

•	“Charter” refers to our amended and restated articles of incorporation.

•	“Class A common stock” refers to the Class A common stock, par value $0.0001 per share, of the Company.

•	“Class B common stock” refers to the Class B common stock, par value $0.0001 per share, of the Company.

•	“Closing” refers to the closing of the Business Combination.

•	“Closing Date” refers to April 23, 2020, the date on which the Closing occurred.

•	“Convertible Notes” refers to those certain subordinated convertible notes, issued by Old DK on or after December 16, 2019 to certain investors in an aggregate principal amount of approximately $109.2 million.

•	“Convertible Senior Notes due 2028” refers to those 0% convertible senior notes due 2028 issued by the Company on March 18, 2021 in aggregate principal amount of $1.265 billion.

•	“DEAC” refers to Diamond Eagle Acquisition Corp., a Delaware corporation.

•	“DEAC Class A common stock” refers to the shares of Class A common stock, par value $0.0001 per share, of DEAC.

•	“DEAC Class B common stock” refers to the shares of Class B common stock, par value $0.0001 per share, of DEAC.

•	“DEAC NV” refers to DEAC NV Merger Corp., a Nevada corporation, which was renamed DraftKings Inc. in connection with the Closing.

•	“DEAC warrants” refers to the public warrants, the private placement warrants and the PIPE Warrants, each of which was exercisable for one share of DEAC Class A common stock at an exercise price of $11.50 per share, in accordance with its terms, and upon the Closing, became warrants to acquire shares of DraftKings Class A common stock on the same terms as DEAC’s previously outstanding warrants.

•	“dollars” or “$” refers to U.S. dollars.

•	“DraftKings” refers to, prior to the Business Combination, DraftKings Inc., a Delaware corporation, and following the Business Combination, DraftKings Inc., a Nevada corporation, and its consolidated subsidiaries.

•	“DraftKings Class A common stock” refers to the shares of Class A common stock, par value $0.0001 per share, of DraftKings.

•	“DraftKings Class B common stock” refers to the shares of Class B common stock, par value $0.0001 per share, of DraftKings.

•	“Merger Sub” refers to DEAC Merger Sub Inc., a Delaware corporation.

•	“Nasdaq” refers The Nasdaq Global Select Market.

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•	“Old DK” refers to, prior to the Business Combination, DraftKings Inc., a Delaware corporation.

•	“PIPE Investors” refers to certain institutional and accredited investors who are party to the Subscription Agreements.

•	“PIPE Warrants” refers to the 3.0 million redeemable warrants issued in the Private Placement, each of which was exercisable for one share of DEAC Class A common stock at an exercise price of $11.50 per share, in accordance with its terms, and upon the Closing, became warrants to acquire shares of DraftKings Class A common stock on the same terms as DEAC’s previously outstanding warrants. All PIPE Warrants were exercised or redeemed in full as of July 2, 2020.

•	“Private Placement” refers to the issuance of an aggregate of 30,471,352 shares of DEAC Class A common stock and the PIPE Warrants pursuant to the Subscription Agreements to the PIPE Investors immediately before the Closing, at a purchase price of $10.00 per share.

•	“private placement warrants” refers to the 3,333,332 warrants initially issued to DEAC’s Sponsor and Harry Sloan in a private placement simultaneously with the closing of DEAC’s initial public offering, each of which is exercisable for one share of our Class A common stock at an exercise price of $11.50 per share, in accordance with its terms, and does not include the PIPE Warrants.

•	“public warrants” refers to the warrants to purchase shares of DEAC Class A common stock sold as part of the units in DEAC’s initial public offering, each of which, until July 7, 2020 when we redeemed all of our outstanding public warants that had not been exercised as of July 2, 2020, was exercisable for one share of DEAC Class A common stock at an exercise price of $11.50 per share, in accordance with its terms (whether they were purchased in that offering or thereafter in the open market), and upon the Closing, became warrants to acquire shares of Class A common stock on the same terms as DEAC’s public warrants.

•	“reincorporation” refers to the change of DEAC’s jurisdiction of incorporation from Delaware to Nevada in connection with the Business Combination through the merger of DEAC with and into DEAC NV, with DEAC NV surviving the merger, pursuant to the terms and subject to the conditions of the Reincorporation Merger Agreement.

•	“Reincorporation Merger Agreement” refers to the Agreement and Plan of Merger, dated as of March 12, 2020, by and between DEAC and DEAC NV.

•	“SBT” or “SBTech” refers to SBTech (Global) Limited, a company limited by shares, originally incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V.

•	“SBT Sellers” refers to each of the holders of capital stock of SBT party to the BCA.

•	“SBT Sellers’ Representative” refers to Shalom Meckenzie in his capacity as representative of the SBT Sellers under the BCA.

•	“SEC” refers to the U.S. Securities and Exchange Commission.

•	“Sponsor” refers to Eagle Equity Partners, LLC, a Delaware limited liability company controlled by Jeff Sagansky and Eli Baker.

•	“Subscription Agreements” refers to the subscription agreements, dated December 22, 2019, between DEAC and the PIPE Investors, pursuant to which DEAC agreed to issue an aggregate of 30,471,352 shares of DEAC Class A common stock plus 3.0 million PIPE Warrants to the PIPE Investors immediately before the Closing at a purchase price of $10.00 per share. In connection with the Closing of the Business Combination, the previously issued and outstanding shares of DEAC Class A common stock were exchanged, on a one-for-one basis, for shares of DraftKings Class A common stock and all of DEAC’s outstanding warrants became warrants to acquire shares of DraftKings Class A common stock on the same terms as DEAC’s warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus, the documents incorporated by reference herein and any applicable prospectus supplement that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements relating to our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements may include, for example, statements about:

•	factors relating to our business, operations and financial performance, including:

•	our ability to effectively compete in the global entertainment and gaming industries;

•	our ability to successfully acquire and integrate new operations;

•	our ability to obtain and maintain licenses with gaming authorities;

•	our inability to recognize deferred tax assets and tax loss carryforwards;

•	market and global conditions and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (“COVID-19”) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

•	intense competition and competitive pressures from other companies worldwide in the industries in which we operate;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting officers, key employees or directors; and

•	litigation and the ability to adequately protect our intellectual property rights.

These forward-looking statements are based on information available as of the date such forward-looking statements are made, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy information and information statements and other information about issuers such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We also maintain an Internet website at www.draftkings.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual document for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 3, 2021;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;

•	our Current Reports on Form 8-K filed with the SEC on April 30, 2021 (Accession No. 0001104659-21-059025), April 30, 2021 (Accession No. 0001104659-21-059212), March 18, 2021, March 16, 2021, March 15, 2021 and March 5, 2021;

•	the audited financial statements of SBTech (including the notes related thereto) included in our prospectus, dated March 5, 2021 (Reg. No. 333-237693), filed with the SEC pursuant to Rule 424(b) under the Securities Act; and

•	the description of our Class A common stock in the registration statement on Form 8-A, dated May 10, 2019, filed pursuant to Section 12(b) of the Exchange Act, as amended by Amendment No. 1 to Form 8-A, dated June 29, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

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You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, MA 02116
(617) 986-6744

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

We are a digital sports entertainment and gaming company. We provide users with daily fantasy sports, sports betting and iGaming opportunities, and we are also involved in the design and development of sports betting and casino gaming platform software for online and retail sportsbook and casino gaming products.

Our mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. We accomplish this by creating an environment where our users can find enjoyment and fulfillment through daily fantasy sports contests, sports betting and iGaming.

We seek to innovate and to constantly improve our games and product offerings. Our focus is on creating unique and exciting experiences for our users. We are also highly focused on our responsibility as stewards of this new era in real-money gaming. Our ethics guide every decision we make, both in respect for the tradition of sports and in our investment in regulatory compliance and consumer protection that have guided our company.

DraftKings Inc., a Nevada corporation (the “Company”), was originally known as DEAC NV Merger Corp. (“DEAC NV”), a wholly-owned subsidiary of our predecessor Diamond Eagle Acquisition Corp. (“DEAC”), a special purpose acquisition company, which completed its initial public offering in May 2019. DEAC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash. On April 23, 2020, DEAC consummated the Business Combination. In connection with the Closing of the Business Combination, (i) DEAC changed its jurisdiction of incorporation to Nevada by merging with and into DEAC NV, with DEAC NV surviving the merger and changing its name to “DraftKings Inc.”, (ii) following the reincorporation, DEAC Merger Sub Inc., a wholly-owned subsidiary of DEAC, merged with and into Old DK, with Old DK surviving the merger (the “DK Merger”) and (iii) immediately following the DK Merger, the Company acquired all of the issued and outstanding share capital of SBT (the “SBTech Acquisition”). Upon consummation of the foregoing transactions, Old DK and SBT became wholly-owned subsidiaries of the Company. In connection with the Closing of the Business Combination, the issued and outstanding shares of DEAC’s Class A common stock were exchanged, on a one-for-one basis, for shares of DraftKings Class A common stock. Similarly, all of DEAC’s outstanding warrants became warrants to acquire shares of DraftKings Class A common stock on the same terms as DEAC’s warrants.

Our Class A common stock is currently listed on Nasdaq under the symbol “DKNG”.

Our principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, MA 02116. Our telephone number is (617) 986-6744, and our website address is www.draftkings.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Resale of Class A Common Stock

The following information is as of May 14, 2021 and does not give effect to issuances of our Class A common stock or warrants after such date, or the exercise of warrants after such date:

Shares of Class A common stock offered by the Selling Securityholders (including (i) 30,471,352 shares of Class A common stock issued in the Private Placement, (ii) up to 3,000,000 shares of Class A common stock issued upon exercise of the PIPE Warrants and (iii) 11,254,479 shares of Class A common stock issued upon conversion of the Convertible Notes)	44,725,831

Class A common stock outstanding	401,643,926(1)

Use of proceeds	All of the shares of Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Ticker symbols	“DKNG” for the Class A common stock.

(1)	Represents the number of shares of Class A common stock outstanding as of May 14, 2021. The number of outstanding shares of Class A common stock does not include (i) treasury shares, (ii) the shares of Class A common stock reserved for issuance under the DraftKings Inc. 2020 Incentive Plan (iii) the shares of Class A common stock reserved for issuance under the DraftKings Employee Stock Purchase Plan (“ESPP”), (iv) shares of Class A common stock issuable upon the exercise of outstanding options to purchase shares of Class A common stock, (v) shares of Class A common stock issuable upon exercise of outstanding restricted stock units; (vi) shares of Class A common stock underlying our private placement warrants and (vii) shares of Class A common stock reserved for issuance in connection with the potential conversion of our Convertible Senior Notes due 2028.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the shares of Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company” refers to DraftKings Inc. and its subsidiaries after the Closing, and DEAC prior to the Closing.

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S–X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination and the related transactions:

•	The Reverse Recapitalization (as defined below) between Merger Sub and DraftKings Inc., a Delaware corporation (“Old DK”);

•	The SBTech Acquisition;

•	The Private Placement; and

•	The issuance of Convertible Notes, which converted into shares of DEAC’s Class A common stock immediately prior to the consummation of the Business Combination.

DEAC was incorporated as a Delaware corporation on March 27, 2019, and completed its initial public offering on May 14, 2019. DEAC was a blank check company formed to acquire one or more businesses through a business combination transaction. Upon the closing of DEAC’s initial public offering, $400.0 million from the net proceeds thereof was placed in a trust account. At the closing of the Business Combination, the total amount in trust available for transaction consideration, net of cash used for redemptions, was $404.9 million.

The following describes the two operating entities with which DEAC combined on April 23, 2020:

•	Old DK was organized on December 29, 2011 as a Delaware corporation. It was founded with the initial mission of leveraging unique technology, analytics and marketing capabilities to deliver a daily fantasy sports offering.

•	SBTech was incorporated on July 24, 2007 under the laws of Gibraltar. It was originally named Jamtech Limited, subsequently renamed Networkpot Limited and thereafter renamed SBTech (Global) Limited on August 16, 2010.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 present the pro forma effect of the Business Combination and the related transactions as if they had been completed on January 1, 2020.

The unaudited pro forma consolidated financial information does not include an unaudited pro forma consolidated balance sheet as of December 31, 2020 as the Business Combination was consummated on April 23, 2020 and is reflected in our historical unaudited consolidated balance sheet as of December 31, 2020, incorporated by reference in this prospectus.

The pro forma combined financial statements do not necessarily reflect what DraftKings’ results of operations would have been had the Business Combination and the related transactions occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future results of operations of the post–combination company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited condensed consolidated financial statements for the year ended December 31, 2020, which are incorporated by reference in this prospectus.

This information should be read together with Old DK’s, and SBTech’s audited financial statements and related notes, as well as “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in DraftKings’ Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A and other financial information, included or incorporated by reference in this prospectus.

The Reverse Recapitalization was accounted for as a reverse merger for which DraftKings was determined to be the accounting acquirer based on the following predominant factors:

•	Old DK has the largest voting interest in DraftKings;

•	The board of directors has 13 members, and DraftKings has nominated ten members of the Board;

•	Old DK’s former management makes up the vast majority of the management of DraftKings;

•	Old DK is the largest entity by revenue and net income/loss;

•	DraftKings’ Class B common stock issued to one DraftKings stockholder allows for incremental voting rights;

•	The post–combination company assumed Old DK’s name.

Other factors were considered but they would not change the preponderance of factors indicating that Old DK was the accounting acquirer.

The merger between Old DK and Merger Sub was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, DEAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization for which Old DK has been determined to be the accounting acquirer (the "Reverse Recapitalization") was treated as the equivalent of Old DK issuing stock for the net assets of DEAC, accompanied by a recapitalization. The net assets of DEAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of Old DK. The SBTech Acquisition was treated as a business combination under Financial Accounting Standards Board’s ASC 805, and was accounted for using the acquisition method of accounting. DraftKings recorded the fair value of assets acquired and liabilities assumed from SBTech.

Description of the Business Combination

Pursuant to the Business Combination Agreement, DEAC acquired all of the issued and outstanding equity interests of Old DK and SBTech in exchange for cash and equity.

The following summarizes the consideration issued at closing in the Reverse Recapitalization and SBTech Acquisition at a $17.53 share price (as of April 23, 2020):

Total Consideration (in 000s)	Amounts
Share Consideration – DraftKings	$3,620,939
Cash Consideration – SBTech (1)	188,303
Share Consideration – SBTech (2)	789,064
Total Merger Consideration	$4,598,306

(1)	Includes the cash consideration, adjusted for the Net Debt Amount, the Working Capital Adjustment, and the Aggregate Strike Price Amount, as stipulated by the Business Combination Agreement, resulting in cash consideration of $184.7 million. Also includes other cash consideration related to transaction costs incurred by SBTech shareholders to be borne by DraftKings, costs related to the SBTech restructuring transaction that were paid by DraftKings, and the tail liability insurance for SBTech’s directors and officers, as specified in the Business Combination Agreement.

(2)	Includes $776,524 for the share consideration for SBTech equity of 40,739 shares and SBTech employees’ vested options of 3,557 options, and $12,541 of contingent consideration for the 720 earnout shares issued to former stockholders of SBTech as part of the Business Combination, recognized at their Acquisition Date fair value.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are based on the historical financial statements of DEAC, Old DK, and SBTech. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2020
(Amounts in thousands, except per share data)

	For the Year Ended December 31, 2020	For the period from January 1, 2020 to April 23, 2020	For the period from January 1, 2020 to April 23, 2020						For the Year Ended December 31, 2020
	DraftKings (Historical)	DEAC (Historical)	SBTech (As Adjusted) (Note 3)	Accounting Policies and Reclassification Adjustments (Note 2)	Pro Forma Adjustments (Note 4 – PF)		Purchase Accounting Adjustments (Note 4 – PPA)		Pro Forma Combined
Revenue	$614,532	$–	$28,970	$–	$–		$–		$643,502
Cost of revenue	346,589	–	12,619	–	–		18,017	AA	377,225
Sales and marketing	495,192	–	4,335	–	–		–		499,527
General and administrative	447,374	1,979	12,330	–	(30,714	)AA	146	BB	431,272
					157	DD
Product and technology	168,633	–	–	17,596	–		–		186,229
Research and development expenses	–	–	17,596	(17,596)
(Loss) / Income from Operations	(843,256)	(1,979)	(17,910)	–	30,557		(18,163)		(850,751)
Other income (expense):
Interest income (expense)	(1,070)	–	–	(460)	–		–		(1,530)
Other income – interest on Trust Account	–	1,444	–	–	(1,444	)BB	–		–
Gain on initial equity method investment	–	–	–	–	–		–		–
Loss on remeasurement of warrant liabilities	(387,565)	–	–	–	–		–		(387,565)
Financial income	–	–	14	(14)	–		–		–
Financial expenses	–	–	(474)	474	–		–		–
(Loss) / Income before income tax expense	(1,231,891)	(535)	(18,370)	–	29,113		(18,163)		(1,239,846)
Income tax expense	(622)	316	158	–	8,035	CC	(5,014	)CC	2,873
Loss from equity method investment	566	–	–	–	–		–		566
Net income (loss)	(1,231,835)	(851)	(18,528)	–	21,078		(13,149)		(1,243,285)

Weighted average Class A shares outstanding	347,224,928
Loss per share (basic and diluted) attributable to Class A common stockholders	$(3.58)

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The merger between a subsidiary of DEAC and Old DK was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, DEAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Old DK issuing stock for the net assets of DEAC, accompanied by a recapitalization. The net assets of DEAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of Old DK.

As Old DK was determined to be the accounting acquirer in the SBTech Acquisition, the acquisition is considered a business combination under ASC 805, and was accounted for using the acquisition method of accounting. DraftKings recorded the fair value of assets acquired and liabilities assumed from SBTech.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 present pro forma effect to the Business Combination and the related transactions as if they had been completed on January 1, 2020. The period is presented on the basis of Old DK being the accounting acquirer.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using DEAC’s statement of operations for the period of January 1, 2020 through April 23, 2020, SBTech’s statement of operations for the period from January 1, 2020 through April 23, 2020, and the Company’s unaudited statement of operations for the year ended December 31, 2020 and the related notes, which are incorporated by reference in this prospectus and should be read in conjunction with the unaudited pro forma condensed combined statement of operations.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and the related transactions.

The pro forma adjustments reflecting the completion of the Business Combination and the related transactions are based on certain currently available information and certain assumptions and methodologies that DraftKings believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. DraftKings believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Business Combination and the related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations of the post–combination company. They should be read in conjunction with the historical financial statements and notes thereto of DEAC, Old DK, and SBTech.

2.   Accounting Policies and Reclassifications

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align DEAC’s, Old DK’s and SBTech’s financial statement presentation. The pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of DEAC, Old DK and SBTech as the Company is still in the process of conforming the accounting policies of DEAC and SBTech to those of Old DK.

3.   Adjustments to Historical SBTech Financial Information

The historical financial information of SBTech was prepared in accordance with IFRS and presented in Euros. The historical financial information was translated from Euros to U.S. dollars using the following historical exchange rates:

$ / €
Average exchange rate for the period from January 1, 2020 through April 23, 2020	1.10

In addition, adjustments were made to convert SBTech’s financial information from IFRS to U.S. GAAP, to align SBTech’s accounting policies to those applied by Old DK. Refer to tables below for impacted line items and adjustment amounts in the pro forma condensed combined balance sheet and statements of operations.

Impact on pro forma income statement for the year ended December 31, 2020:

	For the period from January 1 through April 23, 2020			For the period from January 1 through April 23, 2020	For the period from January 1 through April 23, 2020
	IFRS SBTech (in EUR)	Total Adjustments (in EUR)		US GAAP SBTech (in EUR)	US GAAP SBTech (in USD)
Revenue	€26,333	€–		€26,333	$28,970
Cost of revenue	11,655	(179	)A	11,476	12,619
Gross Profit	14,678	179		14,857	16,351
Operating Expenses:
Selling and marketing expenses	3,936	6	A	3,942	4,335
General and administrative expenses	11,246	16	A	11,262	12,330
Research and development expenses	16,068	(33	)A	16,035	17,596
Total operating costs and expenses	31,250	(11)		31,239	34,261
Operating income	(16,572)	190		(16,382)	(17,910)
Financial Income	13	–		13	14
Financial Expenses	669	(238	)A	431	474
Profit before tax	(17,228)	428		(16,800)	(18,370)
Tax expenses	110	34		144	158
Net Profit	(17,338)	394		(16,944)	(18,528)

A	Reflects the conversion of the accounting treatment of IFRS 16, Leases, recognized by SBTech in their financial statements for the period from January 1, 2020 through April 23, 2020, to U.S. GAAP standard under ASC 842, Leases, which was adopted by DraftKings on January 1, 2020.

4.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination and the Offering, (2) factually supportable and (3) expected to have a continuing impact on the results of DraftKings.

There were no intercompany balances or transactions between DEAC, Old DK and SBTech as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of DEAC’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for the year ended December 31, 2020 are as follows:

Pro Forma Adjustments (PF)

AA. Reflects elimination of transaction–related costs and non–recurring transaction bonuses incurred and recorded by DEAC, Old DK and SBTech.

BB. Reflects the elimination of interest income on the trust account.

CC. Reflects adjustments to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated statutory tax rate of 27.6%.

DD. Reflects additional compensation expense recorded as a result of the execution of employment agreements with certain members of the management team.

Purchase Price Allocation Adjustments (PPA)

AA. Reflects the incremental amortization expense recorded as a result of the fair value adjustment for intangible assets acquired in the SBTech Acquisition.

BB. Reflects the adjustment to stock–based compensation expense for the post–combination portion of the SBT rolled–over options. The new stock–based compensation expense is amortized on a straight–line basis over the remaining vesting periods.

CC. Reflects adjustments to income tax expense as a result of the tax impact on the purchase accounting adjustments at the estimated statutory tax rate of 27.6%.

5.   Loss per Share

Represents the net losses per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and the related transactions have been outstanding for the entire periods presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

For the Year ended December 31, 2020
(in thousands except share and per share data)
Pro forma net loss	$(1,243,285)
Weighted average shares outstanding of Class A common stock (1)	347,224,928
Net loss per share (Basic and Diluted) attributable to Class A common stockholders (2)	$(3.58)

(1)	The pro forma weighted average shares outstanding was calculated based on historical weighted average shares outstanding for the period, adjusted to give effect to the shares issued in connection with the Business Combination and the related transactions as if the shares were outstanding as of the beginning of the period presented.

(2)	For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to Class A common stock. However, since this results in anti–dilution, the effect of such exchange was not included in calculation of diluted loss per share. Additionally, DraftKings’ Class B shares were issued to Jason Robins, such shares carry 10 votes per share and allow Jason Robins to have 90% of the voting power of the capital stock of DraftKings on a fully–diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Charter and amended and restated bylaws are included as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Nevada law, our Charter and amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information; Incorporation by Reference.”

Authorized and Outstanding Capital Stock

The Charter authorizes the issuance of 2,100,000,000 shares, of which 900,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 900,000,000 shares are shares of Class B common stock, par value $0.0001 per share, and 300,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of May 14, 2021, our outstanding share capital consisted of: (i) 401,643,926 shares of Class A common stock, held of record by approximately 898 holders, (ii) 393,013,951 shares of Class B common stock, held of record by one holder, (iii) no shares of preferred stock and (iv) 1,783,591 warrants, held of record by approximately 197 warrant holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Common Stock

Voting Rights

Holders of Class A common stock are entitled to cast one vote per share of Class A common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of DraftKings, each holder of Class A common stock will be entitled, pro rata on a per share basis, to all assets of DraftKings of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of DraftKings then outstanding.

Other Matters

No shares of Class A common stock will be subject to redemption (except as described below under “—Anti-Takeover Effects of Provisions of the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws and Applicable Law—Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Issuance of Class B common stock with Common Units

Shares of Class B common stock may be issued only to, and registered in the name of, Mr. Robins and any entities wholly owned by Mr. Robins (including all subsequent successors, assigns and permitted transferees) (collectively, “Permitted Class B Owners”).

Voting Rights

Holders of Class B common stock are entitled to cast 10 votes per share of Class B common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class B common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class B common stock will not participate in any dividend declared by the Board.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of DraftKings, holders of Class B common stock will not be entitled to receive any distribution of DraftKings assets of whatever kind available until distribution has first been made to all holders of Class A common stock. Notwithstanding this, due to the liquidation rights of holders of Class A common stock described above in which all assets of DraftKings of whatever kind available will be distributed to holders of Class A common stock, no assets of DraftKings will be available for liquidating distributions in respect of Class B common stock.

Transfers

Pursuant to the Charter, holders of Class B common stock are generally restricted from transferring such shares, other than to a Permitted Class B Owner or in connection with a divorce or domestic relations order or decree.

Mandatory Cancellation

Each share of Class B common stock will be (1) automatically canceled for no consideration in the event that shares of Class A common stock that are then held by Permitted Class B Owners (including without limitation all shares of Class A common stock that are the subject of unvested stock options or other equity awards held by Mr. Robins) represent less than 33% of Base Class A Shares (as defined in the Charter) and (2) subject to cancelation by DraftKings (without consideration) one year after the date that both of the following conditions apply (the “Founder Termination Anniversary Date”): (a) the earliest to occur of (i) Mr. Robins’ employment as Chief Executive Officer of DraftKings being terminated due to termination of employment for cause or due to death or permanent disability and (ii) Mr. Robins resigns (other than for good reason) as the Chief Executive Officer of DraftKings and (b) either (i) Mr. Robins no longer serves as a member of the board of directors of DraftKings or (ii) Mr. Robins’ service to DraftKings is not his primary business occupation. In the event that Mr. Robins is reinstated as the Chief Executive Officer of DraftKings or is reelected or reappointed to serve as a member of the board of directors of DraftKings prior to the Founder Termination Anniversary Date (each, a “Reset Event”), then the shares of Class B common stock will not be canceled pursuant to clause (2) unless and until the one-year anniversary of the date that both of the foregoing conditions are subsequently met; provided that in the event of a subsequent Reset Event, the next Founder Termination Anniversary Date will extend until the one-year anniversary of the date that both of the foregoing conditions are subsequently met without a Reset Event occurring prior to such anniversary.

Other Matters

No shares of Class B common stock are subject to redemption (except as described below under “—Anti-Takeover Effects of Provisions of the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws and Applicable Law—Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of Class B common stock. Holders of shares of Class B common stock do not have subscription, redemption or conversion rights. All outstanding shares of Class B common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our amended and restated articles of incorporation provide that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of our assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the dividend or liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A common stock.

Unvested Stock Options and Restricted Stock Units

As of May 14, 2021, we have 28,948,603 shares of Class A common stock underlying unvested outstanding options and restricted stock units.

Warrants

As of May 14, 2021, there were 1,783,591 DEAC warrants outstanding, which consist of the private placement warrants. Each DEAC warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below. A holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire on April 23, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Private Placement Warrants

The private placement warrants will not be redeemable by DraftKings for cash so long as they are held by our initial stockholders or their permitted transferees. The initial purchasers of the private placement warrants, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to the previously outstanding public warrants, as described below, including that they may be redeemed for shares of Class A common stock. If the private placement warrants are held by holders other than the initial purchasers thereof or their permitted transferees, the private placement warrants will be redeemable by DraftKings and exercisable by the holders on the same basis as the public warrants.

The private placement warrants will be required to be exercised on a cashless basis in the event of a redemption of such warrants pursuant to the warrant agreement governing the warrants in which our Board has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holders of exercised warrants would pay the exercise price by surrendering their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of our Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of our Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of warrants or the warrant agent, as applicable. The notice of redemption will contain the information necessary to calculate the number of shares of our Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case.

Redemption of Warrants for Cash

We may call the DEAC warrants for redemption for cash:

•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by DraftKings for cash, we may exercise our redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The last of the redemption criterion discussed above prevents a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Shares of Class A Common Stock

We may redeem the DEAC warrants for shares of Class A common stock:

•	in whole and not in part (including private placement warrants);

•	at a price equal to a number of shares of the Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A common stock, except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption;

•	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•	if, and only if, all private placement warrants are also concurrently exchanged at the same price (equal to a number of shares of the Class A common stock), as described above; and

•	if, and only if, there is an effective registration statement covering the shares of the Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day redemption period after written notice of redemption is given.

The numbers in the table below represent the “redemption prices,” or the number of shares of the Class A common stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	$ 10.00	$ 11.00	$ 12.00	$ 13.00	$ 14.00	$ 15.00	$ 16.00	$ 17.00	$ 18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of Class A common stock means the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at that time there are 57 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.298 shares of Class A common stock for each whole warrant. Finally, as reflected in the table above, we can redeem the warrants for no consideration in the event that the warrants are “out of the money” (i.e., the trading price of Class A common stock is below the exercise price of the warrants) and about to expire.

We can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50. As a result, if we choose to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

Redemption Procedures and Cashless Exercise

If we call the DEAC warrants for redemption as described above, management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” To exercise warrants on a cashless basis, the holders of exercised warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of warrants or the warrant agent, as applicable. The notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If our management calls the warrants for redemption and does not require the holders to exercise their warrants on a cashless basis, the holders of the private placement warrants and their permitted transferees would be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a DEAC warrant may notify DraftKings in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a share capitalization payable in shares of Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of  (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) the quotient of  (x) the price per share of Class A common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the DEAC warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of Class A common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each DEAC warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the DEAC warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which DraftKings is the continuing corporation and that does not result in any reclassification or reorganization of outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which DraftKings is dissolved, the holders of the DEAC warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The DEAC warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and DEAC, which was assigned pursuant to the Assignment and Assumption Agreement, dated April 23, 2020, by and among DraftKings Inc., DEAC, Continental Stock Transfer & Trust Company, Computershare Trust Company, N.A. and Computershare Inc. The warrant agreement provides that the terms of the DEAC warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to this registration statement of which the prospectus is a part, for a complete description of the terms and conditions applicable to the DEAC warrants.

Exercise of DEAC Warrants

The DEAC warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Class A common stock.

Exclusive Forum

The Charter provides that, to the fullest extent permitted by law, unless we otherwise consent in writing, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada, and if no state district court in the State of Nevada has jurisdiction, any federal court located in the State of Nevada) will be the exclusive forum for any action or proceeding brought in the name or right of DraftKings or on its behalf, any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of DraftKings to DraftKings or its stockholders, any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, our amended and restated articles of incorporation or the bylaws, any action to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or bylaws or any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision will provide federal courts located in the State of Nevada as the forum for suits brought to enforce any duty or liability for which Section 27 of the Exchange Act establishes exclusive jurisdiction with the federal courts or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws and Applicable Law

Certain provisions of our amended and restated articles of incorporation, amended and restated bylaws and laws of the State of Nevada, where DraftKings is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure DraftKings and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

The authorized but unissued shares of Class A common stock, Class B common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Stock Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of DraftKings by means of a proxy contest, tender offer, merger or otherwise.

Dual Class Stock

As described above in “—Common Stock—Class A Common Stock—Voting Rights” and “—Common Stock—Class B Common Stock—Voting Rights,” our amended and restated articles of incorporation provide for a dual class common stock structure, which provides Mr. Robins with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of outstanding Class A common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of DraftKings or its assets.

Number of Directors

Our amended and restated articles of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the Board or, from and after the time that Mr. Robins beneficially owns less than a majority of the voting power of our outstanding capital stock, may be modified by the affirmative vote of at least two-thirds of the voting power of our outstanding capital stock. The number of directors is currently fixed at 13.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide DraftKings with certain information. Generally, to be timely, a stockholder’s notice must be received at DraftKings’ principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The bylaws also specify requirements as to the form and content of a stockholder’s notice. The bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Limitations on Stockholder Action by Written Consent

Nevada law permits stockholder action by written consent unless the corporation’s articles of incorporation or bylaws provide otherwise. Pursuant to Section 78.320 of the NRS, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, if a written consent to such action is signed by the holders of outstanding stock having at least a majority of the voting power of all classes entitled to vote, or such different proportion that would be required for such an action at a meeting of the stockholders. Our amended and restated articles of incorporation provide that stockholder action by written consent will be permitted so long as Mr. Robins beneficially owns a majority of the voting power of the then-outstanding shares of our capital stock. Once Mr. Robins no longer beneficially owns a majority of the voting power of the then-outstanding shares of our capital stock, all stockholder actions must be taken at a meeting of our stockholders.

Amendment of Amended and Restated Articles of Incorporation or Bylaws

Nevada law provides generally that a resolution of the board of directors is required to propose an amendment to a corporation’s articles of incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes entitled to vote, as well as a majority of any class adversely affected. Nevada law also provides that the corporation’s bylaws, including any bylaws adopted by its stockholders, may be amended by the board of directors and that the power to adopt, amend or repeal the bylaws may be granted exclusively to the directors in the corporation’s articles of incorporation. Our amended and restated articles of incorporation provide that, except as otherwise provided by applicable law, amendments to the Charter must be approved by (1) a majority of the combined voting power of all shares of our capital stock entitled to vote, voting together as a single class, so long as shares representing a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote is beneficially owned by Mr. Robins or (2) two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class, thereafter. Our amended and restated articles of incorporation and bylaws provide that the amended and restated bylaws may be amended or repealed by either the affirmative vote of a majority of the Board or by the affirmative vote of stockholders representing a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote, while Mr. Robins beneficially owns shares representing at least a majority of the voting power of our capital stock, or, thereafter, by the affirmative vote of stockholders representing at least two-thirds or more of the voting power of our capital stock.

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors, if within two years after the date in which the person became an interested stockholder, and is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:

•	the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

•	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

We have opted out of these provisions in our amended and restated articles of incorporation until Mr. Robins ceases to beneficially own shares of our common stock representing at least 15% of our outstanding voting stock.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth (10th) day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We have opted out of these provisions in our amended and restated articles of incorporation until Mr. Robins ceases to beneficially own shares of our common stock representing at least 15% of our outstanding voting stock. After such time, we may opt out of the “control share” statute by amending our articles of incorporation or bylaws within 10 days of the acquisition as provided by Nevada law.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation eliminate the liability of our officers and directors to the fullest extent permitted by Nevada law. Nevada law provides that our directors and officers will not be individually liable to us, our stockholders or our creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation and bylaws also provide for indemnification for our directors and officers to the fullest extent permitted by Nevada law. We have entered into indemnification agreements with each of our directors that are, in some cases, broader than the specific indemnification provisions contained under Nevada law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover any damages against a director for breach of fiduciary duties as a director, because a director will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our amended and restated articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit DraftKings and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we cover the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The foregoing provisions of our amended and restated articles of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce DraftKings’ vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Corporate Opportunities

In anticipation that Mr. Robins may engage in activities or lines of business similar to those in which we engage, our amended and restated articles of incorporation provide for, to the fullest extent permitted under Nevada law, the renouncement by DraftKings of all interest and expectancy that DraftKings otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to any director, stockholder, officer or agent of DraftKings (or any affiliate thereof), other than an employee of DraftKings or any of its subsidiaries. Specifically, no holder of shares of common stock, nor any non-employee director, of DraftKings has any duty to refrain from engaging in the same or similar business activities or lines of business that DraftKings does or otherwise competing with DraftKings. In the event that any holder of shares of common stock of DraftKings or any director that is not an employee of DraftKings or its subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and DraftKings, that person will not have any duty to communicate or offer such corporate opportunity to DraftKings and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person.

To the fullest extent permitted by Nevada law, no potential transaction or business opportunity may be deemed to be a potential corporate opportunity of DraftKings or its subsidiaries unless (a) DraftKings and its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with the DraftKings amended and restated articles of incorporation, (b) DraftKings and its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity and (c) such transaction or opportunity would be in the same or similar line of business in which DraftKings and its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates

The Charter provides that any common stock or any other equity securities of DraftKings, or securities exchangeable or exercisable for, or convertible into, such other equity securities of DraftKings owned or controlled by a person whom the board determines in good faith (following consultation with reputable outside gaming regulatory counsel) pursuant to a resolution adopted by the unanimous affirmative vote of all of the disinterested members of the DraftKings board of directors (i) fails or refuses to file an application (or fails or refuses, as an alternative, to otherwise formally request from the relevant Gaming Authority a waiver or similar relief from filing such application) within 30 days (or such shorter period imposed by any gaming authority, including any extensions of that period granted by the relevant gaming authority, but in no event more than such original thirty (30) days) after having been requested in writing and in good faith to file an application by DraftKings (based on consultation with reputable outside gaming regulatory counsel), or has withdrawn or requested the withdrawal of a pending application (other than for technical reasons with the intent to promptly file an amended application following such withdrawal), to be found suitable by any gaming authority or for any gaming license when such finding of suitability or gaming license is required by gaming laws or gaming authorities for the purpose of obtaining a material gaming license for, or compliance with material gaming laws by DraftKings “or any affiliated company”, (ii) is denied or disqualified from eligibility for any material gaming license by any gaming authority, (iii) is determined by a gaming authority in any material gaming jurisdiction to be unsuitable to own or control any equity interests, or be affiliated, associated or involved with a person engaged in gaming activities, (iv) is determined by a gaming authority to have caused, in whole or in part, any material gaming license of DraftKings or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or to have cause, in whole or in part, DraftKings or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any material gaming license (in each of  (ii) through (iv) above, only if such denial, disqualification or determination by a gaming authority is final and non-appealable), or (v) is reasonably likely to (1) preclude or materially delay, impede, impair, threaten or jeopardize any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company or DraftKings’ or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company, or (2) cause or otherwise be reasonably likely to result in the imposition of any materially burdensome terms or conditions on any material gaming license held or desired to be held by DraftKings or any affiliated company (each of such persons, an “Unsuitable Person”) or its affiliates will be subject to mandatory sale and transfer on the terms and conditions set forth in the Charter to either DraftKings or one or more third-party transferees (as described in the Charter) and in such number and class(es)/series as determined by the Board.

Any such sale or transfer will not occur until the later to occur of: (i) delivery to the Unsuitable Person of a copy of a resolution duly adopted by the unanimous affirmative vote of all of the disinterested members of the DraftKings board of directors at a meeting thereof called and held for the purpose (after providing reasonable notice to such person and a reasonable opportunity for such person, together with their counsel, to be heard and to provide documents and written arguments), finding that the DraftKings board of directors has determined in good faith (following consultation with reputable outside gaming regulatory counsel) that (A) such person is an Unsuitable Person and (B) it is necessary for such person or an affiliate of such person (as applicable) to sell and transfer such number and class(es)/series of equity interests in order for DraftKings or an affiliated company to: (1) obtain, renew, maintain or prevent the loss, rejection, rescission, suspension, revocation or non-renewal of a material gaming license; (2) comply in any material respect with a material gaming law; (3) ensure that any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company, or DraftKings’ or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company, is not precluded, delayed, impeded, impaired, threatened or jeopardized in any material respect; or (4) prevent the imposition of any materially burdensome terms or conditions on any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company, and specifying the reasoning for such determinations in reasonable detail, and (ii) conclusion of any arbitration process brought in accordance with the provisions of the Charter.

Following (x) the determination of unsuitability by the Board and (y) if applicable, an arbitrator determining that such determinations were made in good faith by the Board, DraftKings will deliver a transfer notice to the Unsuitable Person or its affiliate(s) and will purchase and/or cause one or more third-party transferees to purchase such number and class(es)/series of equity interests determined in good faith by the Board for the purchase price set forth in the transfer notice, which will be determined in accordance with the Charter; provided that an Unsuitable Person or its affiliate(s) will be permitted, during the 45-day period commencing on the date of the transfer notice (or before a transfer notice is formally delivered), to effect and close a disposition of the number and class(es)/series of equity interests specified in the transfer notice (or a portion of them) to a person that the Board determines in good faith (following consultation with reputable outside gaming regulatory counsel) is not an Unsuitable Person, on terms agreed between the Unsuitable Person and such person (an “Alternate Private Transaction”).

At the closing of a sale and transfer other than an Alternate Private Transaction, (i) DraftKings or the third-party transferee(s) (as applicable), will deliver the aggregate applicable purchase price for the equity interests being purchased by each of the foregoing by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or an affiliate of such Unsuitable Person (as applicable) in the case of third-party transferees, by unsecured promissory note in the case of DraftKings, or a combination of both in the case of DraftKings in such proportion as it may determine in its sole and absolute discretion and (ii) the Unsuitable Person or affiliate thereof will deliver to DraftKings or each such third-party transferee, such stock powers, assignment instruments and other agreements as are necessary or appropriate to fully convey all right, title and interest in and to the equity interests being purchased by each of the foregoing, free and clear of all liens and other encumbrances and to evidence the subordination of any promissory note if and only to the extent required by any debt obligations of DraftKings (and to the minimum extent required pursuant to such subordination arrangement).

The Charter provides that, in the case of a sale and transfer to DraftKings, from and after the transfer date and subject only to the right to receive the purchase price for such equity interests, the equity interests will be deemed no longer outstanding and the Unsuitable Person or any affiliate thereof will cease to be a stockholder, and all rights of such Unsuitable Person or any affiliate thereof, other than the right to receive the purchase price, will cease. In the case of an Alternate Private Transaction or a transfer to one or more third-party transferees, from and after the earlier to occur of: (i) the transfer date, in the case of a transfer to one or more such third-party transferees, or (ii) consummation of an Alternate Private Transaction, subject only to the right to receive the purchase price for such Unsuitable Person’s equity securities, all rights and entitlements of the Unsuitable Person or any affiliates thereof will be terminated, including, without limitation, any such person will from such date no longer be entitled to: (i) receive any dividend, payment, distribution or interest with regard to the applicable equity interests which has been declared following such date or of which the due payment date according to the applicable declaration is following such date, other than the right to receive the purchase price or (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right (including, without limitation, observer and information rights) conferred by the underlying equity interests.

Further, to the extent that a sale and transfer to one or more third-party transferees is determined to be invalid or unenforceable for any reason, DraftKings will be permitted to redeem or repurchase the equity interests owned or controlled by an Unsuitable Person or an affiliate thereof for the price and under the terms contemplated by the Charter promptly following any such determination.

Stockholders’ Derivative Actions

Under Nevada law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action was a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in a Nevada court. See “—Exclusive Forum” above.

Transfer Agent and Registrar

The transfer agent for our capital stock and warrants is Computershare Trust Company, N.A.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we believe the foregoing conditions have been met.

Lock-up Agreements

Pursuant to the BCA, to secure his indemnification obligations, 3,496,056 of Mr. Meckenzie’s shares of Class A common stock (“Lockup Shares”) and 1,553,803 of Mr. Meckenzie’s shares of Class A common stock (“Supplemental Lockup Shares”) may not, without our consent, be directly or indirectly offered, sold, hedged, pledged or otherwise transferred or disposed of, or included in any swap or other transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Lockup Shares or Supplemental Lockup Shares, subject to certain exceptions as set forth in the BCA, until the date that is five years following the Closing Date for the Lockup Shares or two years following the Closing Date for the Supplemental Lockup Shares, unless such shares are earlier released in accordance with the provisions of the BCA.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of shares of Class A common stock, up to the amounts set forth below. The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A common stock other than through a public sale.

The following table sets forth and the accompanying footnotes are based primarily on information provided to us by the Selling Securityholders indicating the Class A common stock they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Securityholder may have sold or transferred some or all of the securities indicated below with respect to such Selling Securityholder, and may in the future sell or transfer some or all of the securities indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. We have based percentage ownership on 401,643,926 shares of Class A common stock outstanding as of May 14, 2021.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders

	Shares of		Shares of Class A
	Class A Common Stock Beneficially	Shares of Class A	Common Stock Beneficially Owned After Sale of All Shares of Class A
	Owned Prior to	Common Stock	Common Stock Offered Hereby
Name of Beneficial Owner	Offering(1)	Offered(1)	Shares	Percentage
Certain Funds and Accounts Advised by ArrowMark Colorado Holdings LLC(2)	2,162,414	2,162,414	—	—
Certain Funds and Accounts Advised by Monashee Investment Management LLC(3)	1,513,690	1,513,690	—	—
Tech Opportunities, LLC(4)	1,081,2070	1,081,207	—	—
Certain Funds and Accounts Advised by Millennium Management LLC(5)	3,105,083	1,621,810	1,483,273	*
Certain Funds and Accounts Advised by Capital Research & Management Company(6)	12,375,000	12,375,000	—	—
Certain Funds and Accounts Advised by Bain Capital Public Equity Management II, LLC(7)	4,324,827	4,324,827	—	—
Certain Funds and Accounts Advised by Franklin Advisers, Inc.(8)	2,161,224	2,161,224	—	—
Certain Funds and Accounts Advised by Caledonia (Private) Investments Pty Limited(9)	2,575,104	2,575,104	—	—
Certain Funds and Accounts Advised by Caledonia US, LP(10)	2,830,930	2,830,930	—	—
Certain Funds and Accounts Advised by Wellington Management Company LLP(11)	1,127,694	1,127,694	—	—
MVP Opportunity Fund VI LLC(12)	467,377	467,377	—	—
Mark E. Fusco	207,049	207,049	—	—
Certain Funds and Accounts Advised by Gordon Family Office(13)	2,193,168	2,193,168	—	—
Accomplice DK Investors, LLC(14)	409,071	409,071
TTBSP, L.P.-Opportunity Series(15)	204,536	204,536
Carnegie GM Partners, LLC(16)	565,555	565,555	—	—
Certain Funds and Accounts Advised by The Kraft Group(17)	408,634	408,634	—	—
John P. Tatum, II	102,131	102,131	—	—
Certain Funds and Accounts Advised by Carmenta Funds(18)	2,063,402	2,063,402	—	—
SP Investment Associates, L.P.(19)	517,623	517,623	—	—
Clarendon Investment Partners II, LP(20)	1,860,855	1,860,855	—	—
Ezra Hamway	204,536	204,536	—	—
Touchdown 2, LLC(21)	510,656	510,656	—	—
Black Diamond Group Inc.(22)	204,262	204,262	—	—
Bailey Family 1998 Grandchildren’s Trust(23)	818,142	818,142	—	—
Sazka Group A.S.(24)	517,483	517,483	—	—

*	Represents beneficial ownership of less than 1%.

(1)	Shares of Class A common stock offered and beneficially owned are based primarily on information initially provided to us by the Selling Securityholders indicating the Class A common stock they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Securityholder may have sold or transferred some or all of the securities set forth in the table and accompanying footnotes, and consequently the securities indicated to be offered may exceed the number of securities to be sold by the Selling Securityholders. Beneficial ownership includes shares of Class A common stock underlying previously outstanding warrants.

(2)	Includes (i) 2,000,000 shares of Class A common stock issued in connection with the Private Placement and (ii) 162,414 shares of Class A common stock that were underlying warrants issued in connection with the Private Placement. Includes (i) Meridian Growth Fund and (ii) Meridian Small Cap Growth Fund (the “ArrowMark Portfolios”). Each of Chad Meade and Brian Schaub have investment discretion over the securities held by the ArrowMark Portfolios and may be deemed to beneficially own such securities. The address of this securityholder is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(3)	Includes (i) 1,400,000 shares of Class A common stock issued in connection with the Private Placement and (ii) 113,690 shares of Class A common stock that were underlying warrants issued in connection with the Private Placement. Includes (i) BEMAP Master Fund LTD and (ii) Monashee Pure Alpha SPV I LP (the “Monashee Funds”). Jeff Muller has investment discretion over the securities held by the Monashee Funds and may be deemed to beneficially own such securities. The address of this securityholder is 125 High Street, 28th Floor, Boston, Massachusetts 02110.

(4)	Includes (i) 1,000,000 shares of Class A common stock issued in connection with the Private Placement and (ii) 81,207 shares of Class A common stock that were underlying warrants issued in connection with the Private Placement. Hudson Bay Capital Management LP is the investment manager of Tech Opportunities, LLC and has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Mr. Gerber disclaims beneficial ownership over these securities except to the extent of his pecuniary interest therein. The address of this securityholder is 777 Third Avenue, 30th Floor, New York, New York 10017.

(5)	Includes 1,061,607 shares of Class A common stock and 421,666 shares of Class A common stock that were underlying the public warrants, each of which are not offered hereby, and 1,500,000 shares of Class A common stock issued in connection with the Private Placement and (vi) 121,810 shares of Class A common stock underlying warrants issued in connection with the Private Placement, each of which are offered hereby. These securities are held by ICS Opportunities II LLC and Integrated Core Strategies (US) LLC (collectively, the “Millennium Funds”). Millennium Management LLC is a registered investment advisor and the general partner of the managing member of Integrated Core Strategies (US) LLC. Millennium Management LLC is also the general partner of the 100% owner of ICS Opportunities II LLC. Millennium International Management LP is the investment manager of ICS Opportunities II LLC. Millennium Management LLC may be deemed to have shared voting control and investment discretion over the securities held by each of Integrated Core Strategies (US) LLC and ICS Opportunities II LLC. Millennium International Management LP may be deemed to have shared voting control and investment discretion over the securities held by ICS Opportunities II LLC. Millennium Group Management LLC is the managing member of Millennium Management LLC and the general partner of Millennium International Management LP and may also be deemed to have shared voting control and investment discretion over the securities held by Integrated Core Strategies (US) LLC and ICS Opportunities II LLC. The managing member of Millennium Group Management LLC is a trust of which Israel A. Englander currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over the securities held by the Millennium Funds. The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium International Management LP, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by the Millennium Funds. The business address of the Millennium Funds is c/o Millennium Management LLC, 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(6)	Includes (i) 12,000,000 shares of Class A common stock issued in connection with the Private Placement and (ii) 375,000 shares of Class A common stock that were underlying warrants issued in connection with the Private Placement. Includes (i) The New Economy Fund (“NEF”) and (ii) SMALLCAP World Fund, Inc. (“SCWF” and, together with NEF, the “CMRC Funds”). Capital Research and Management Company (“CRMC”) is the investment adviser to each of the CRMC Funds. CRMC, Capital Research Global Investors (“CRGI”) and/or Capital World Investors (“CWI”) may be deemed to be the beneficial owners of the securities held by the CRMC Funds; however, each of CRMC, CRGI and CWI expressly disclaim that it is the beneficial owner of such securities. Timothy D. Armour, Mathews Cherian, Claudia P. Huntington, Caroline Jones, Harold H. La and Richmond Wolf, as portfolio managers, have voting and investment power over the securities held by NEF. Julian N. Abdey, Michael Beckwith, Noriko H. Chen, Peter Eliot, Brady L. Enright, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Claudia P. Huntington, Jonathan Knowles, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Andraz Razen, Gregory W. Wendt and Dylan Yolles, as portfolio managers, have voting and investment power over the securities held by SCWF. The address for each of the CRMC Funds is c/o Capital Research and Management Company, 333 South Hope Street, 50th Floor, Los Angeles, CA 90071. Each of the CRMC Funds acquired the securities being registered hereby in the ordinary course of its business.

(7)	Includes (i) 4,000,000 shares of Class A common stock issued in the Private Placement and (ii) 324,827 shares of Class A common stock underlying warrants issued in the Private Placement. These securities are held by (i) Brookside Capital Trading Fund, LP (“Brookside”) and (ii) Bain Capital Public Equity Global Long Equity Fund, LP (“Global Long” and, together with Brookside, the “BC Funds”). Voting and investment decisions on behalf of Brookside are made by the members of Bain Capital Public Equity Management II, LLC (“BC Public Equity Management II”), which has sole authority and discretion over the investment decisions of Bain Capital Public Equity Management, LLC, which is the general partner of Brookside Capital Investors, L.P., which is the general partner of Brookside. Voting and investment decisions on behalf of Global Long are made by the members of BC Public Equity Management II, which is the general partner of Bain Capital Public Equity Global Long Equity General Partner, LLC, which is the general partner of Global Long. The address of the Bain Funds is c/o Bain Capital Public Equity Management II, LLC, 200 Clarendon Street, Boston, Massachusetts 02116.

(8)	Includes (i) 1,998,900 shares of Class A common stock issued in connection with the Private Placement and (ii) 162,324 shares of Class A common stock that were underlying warrants issued in connection with the Private Placement. Includes (i) Franklin Strategic Series - Franklin Small Cap Growth Fund, (ii) Franklin Templeton Investment Funds - Franklin Technology Fund, (iii) Franklin Templeton Variable Insurance Products Trust - Franklin Small-Mid Cap Growth VIP Fund and (iv) Franklin Strategic Series - Franklin Small-Mid Cap Growth Fund (collectively, the “Franklin Funds”). Franklin Advisers, Inc. is the investment manager of the Franklin Funds and has voting and investment control over the securities owned by the Franklin Funds. Michael McCarthy, Jonathan Curtis and John Scandalios are the portfolio managers of the Franklin Funds. Each of Messrs. McCarthy, Curtis and Scandalios disclaim beneficial ownership over the securities held by the Franklin Funds except to the extent of their pecuniary interest therein. The address of this securityholder is One Franklin Parkway, San Mateo, CA 94403.

(9)	Includes (i) 2,381,694 shares of Class A common stock issued in connection with the Private Placement and (ii) 193,410 shares of Class A common stock that were underlying warrants issued in connection with the Private Placement. Includes (i) GSA Cal Pty. Ltd., (ii) AES Caledonia Fund, (iii) ALD Investment Fund, (iv) Caledonia Carbrook Trust, (v) Caledonia Global Fund, (vi) CJH Family Trust, (vii) GJJ Family Trust, (viii) IDD Caledonia Trust, (vix) Caledonia Indweco Trust, (x) JA Darling Caledonia Trust, (xi) JSD Caledonia Trust, (xii) Longbridge Caledonia Investment Trust, (xiii) MAN Caledonia Investment Trust, (xiv) MGD Investment Fund, (xv) MJM Caledonia Investment Trust, (xvi) Caledonia Siddle Family Investment Fund and (xvii) SMD Investment Trust (collectively, the “Caledonia AU Funds”). Caledonia (Private) Investments Pty Limited is the investment manager of the Caledonia AU Funds and, therefore, has investment and voting power over the securities. The address of the Caledonia AU Funds is c/o Caledonia (Private) Investments Pty Limited, Level 10, 131 Macquarie Street, Sydney, NSW 2000 Australia.

(10)	Includes (i) 2,618,306 shares of Class A common stock issued in connection with the Private Placement and (ii) 212,624 shares of Class A common stock that were underlying warrants issued in connection with the Private Placement. Includes (i) Caledonia GEM Fund, (ii) AJM Australian Holdings LLC, (iii) AJM Caledonia LLC, (iv) Caledonia Master Fund Ltd and (v) Caledonia Aggregated Fund LLC (collectively, the “Caledonia US Funds”). Caledonia US, LP is the investment manager of the Caledonia US Funds and, therefore, has investment and voting power over the securities. The address of the Caledonia US Funds is c/o Caledonia US, LP, 650 Madison Avenue, 24th Floor, New York, New York 10022.

(11)	Includes (i) 1,000,000 shares of Class A common stock issued in connection with the Private Placement and (ii) 127,694 shares of Class A common stock that were underlying warrants issued in connection with the Private Placement. Includes (i) Hartford Capital Appreciation HLS Fund, (ii) Hartford Growth Opportunities HLS Fund, (iii) The Hartford Capital Appreciation Fund, (iv) The Hartford Growth Opportunities Fund, (v) Hadley Harbor Master Investors (Cayman) L.P., (vi) SA Multi-Managed Mid Cap Growth Portfolio and (vii) SA Wellington Capital Appreciation Portfolio (collectively, the “Wellington Funds”). Wellington Management Company LLP is the investment advisor to each of the Wellington Funds and, therefore, has investment and voting power over the securities. The address of the Wellington Funds is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(12)	Eric Brachfeld is the manager of MVP Manager LLC, which is the manager of MVP Opportunity Fund VI LLC, and has investment and voting power over the securities. Mr. Brachfeld disclaims ownership over the securities except to the extent of his pecuniary interest therein. The address for this securityholder is c/o Manhattan Venture Partners, 152 Madison Avenue, 7th Floor, New York, New York 10016.

(13)	Includes (i) Howard Gale LLC, (ii) Gordon Family Foundation and (iii) Title 19 Maverick LLC (the “Gordon Funds”). Michael Gordon is the manager of each of Howard Gale LLC and Title 19 Maverick LLC and controls the investments of the Gordon Family Foundation, and therefore has investment and voting power over the securities held by the Gordon Funds. The address of the Gordon Funds is c/o Gordon Family Office, 126 Brookline Ave., Floor 3, Boston, Massachusetts 02215.

(14)	Accomplice Management, LLC is the manager of Accomplice DK Investors, LLC. Ryan Moore and Jeff Fagnan share investment and voting power over the securities controlled by Accomplice Management, LLC. Ryan Moore is a director of DraftKings. The address of this securityholder is c/o Accomplice Management, LLC, 56 Wareham Street, 3rd Floor, Boston, Massachusetts 02118.

(15)	Garth A. L. Timoll Sr. is the managing director of TTBSP, L.P. – Opportunity Series and has investment and voting power over the securities. The address of this securityholder is 600 Montgomery Street, Suite 480, San Francisco, California 94111.

(16)	Andrew C. Walter and Geraldine F. Mimanus are the managers of this securityholder and have investment and voting power over the securities. The address of this securityholder is c/o Granger Management LLC, Suite 3220, New York, New York 10004.

(17)	Includes (i) JAK II LLC (“JAK”) and (ii) Two R LLC (“Two R” and, together with JAK, the “Kraft Funds”). Jonathan A. Kraft is the manager, and has investment and voting power over the securities of JAK, and Robert K. Kraft is the manager, and has investment and voting power of Two R. The address of the Kraft Funds is c/o The Kraft Group, One Patriot Place, Foxborough, Massachusetts 02035.

(18)	Includes (i) Carmenta Growth Portfolio 2019, L.P., (ii) Carmenta Capital Co-Investments, L.P. and (iii) Shea Ventures LLC (collectively, the “Carmenta Funds”). Kirk Dizon, as the managing member, and Andrew Dipkin, as the chief operating officer, have investment and voting power over the securities held by the Carmenta Funds. The address of the Carmenta Funds is 191 Knoll Place, St. Helena, California 94574.

(19)	Anastasios Parafestas and Stephen G. Pagliuca are the managers of Roundview Partners, LLC, which is the general partner of the securityholder. Messrs. Parafestas and Pagliuca have voting and investment power over the securities. The address of this securityholder is One Joy Street, Boston, Massachusetts, 02108.

(20)	BCES Management, LLC (“BCES”) is the general partner of Clarendon Investment Partners II, LP (“Clarendon”). Colin Campbell and Michael Ward are managing directors of BCES and have voting and investment power over the securities held by Clarendon. The address of this securityholder is 200 Clarendon Street, Boston, Massachusetts 02116.

(21)	Daniel Snyder is the sole member of this securityholder and has investment and voting power over the securities.

(22)	Robert Rothman is the sole owner of this securityholder and has investment and voting power over the securities.

(23)	Ester Jerome and Michele Bailey-Horovitz are the trustees of this securityholder and have investment and voting power over the securities. Ms. Jerome and Ms. Bailey-Horovitz disclaim ownership of the securities except to the extent of their pecuniary interest therein. The address of this securityholder is 150 Broadway, Suite 800, New York, New York 10038.

(24)	The address of this securityholder is Vinohradska 1511/230, 100 00 Prague 10, Czech Republic.

Listing of Common Stock

Our Class A common stock is currently listed on Nasdaq under the symbol “DKNG”.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock. This discussion applies only to Class A common stock that is held as a capital asset for U.S. federal income tax purposes and is applicable only to holders who purchase Class A common stock from the Selling Securityholders pursuant to this prospectus.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons that receive shares upon the exercise of employee stock options or otherwise as compensation;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our Class A common stock through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our Class A common stock, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our Class A common stock, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our Class A common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. holder’s acquisition cost for the Class A common stock less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Class A common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Class A common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Class A common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid other information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the possible resale by the Selling Securityholders of shares of Class A common stock up to the amount set forth in the section entitled “Selling Securityholders” (including shares of Class A common stock issued upon the exercise of the PIPE Warrants and shares of Class A common stock issued upon conversion of Convertible Notes held by such Selling Securityholders). We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker- dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock are currently listed on Nasdaq under the symbol “DKNG”.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

PIPE Warrants

Pursuant to their terms, the PIPE Warrants became exercisable on May 23, 2020 and on May 27, 2020, we announced the redemption of all of the outstanding PIPE Warrants. All PIPE Warrants were exercised or redeemed in full as of July 2, 2020.

Convertible Notes

Pursuant to the terms of the Convertible Notes, the outstanding principal and accrued interest on the Convertible Notes converted immediately prior to the reincorporation into shares of DEAC Class A common stock, at a price per share equal to the price per share paid by the PIPE Investors in the Private Placement. The shares of DEAC Class A common stock issued upon conversion of the Convertible Notes converted into shares of DraftKings Class A common stock upon consummation of the reincorporation and the Business Combination.

Lock-up Agreements

Certain of our stockholders have entered into lock-up agreements. See “Description of Securities—Lock-up Agreements.”

LEGAL MATTERS

Greenberg Traurig, LLP has passed upon the validity of the Class A common stock offered by this prospectus and certain other legal matters related to this prospectus. Sullivan & Cromwell LLP also provided legal advice to DraftKings.

EXPERTS

The consolidated financial statements of DraftKings Inc. as at December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018, that have been incorporated by reference into this prospectus, have been audited by BDO USA, LLP (“BDO”), an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SBT and Subsidiaries as at December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2019, 2018 and 2017, incorporated by reference into this prospectus, have been audited by Ziv Haft, CPA (Isr.) (“Ziv Haft”), a BDO Member Firm, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Ziv Haft’s report contains an explanatory paragraph regarding the impact of the novel coronavirus.

44,725,831 Shares of Class A Common Stock

PROSPECTUS

, 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$80,302
Accounting fees and expenses	20,000
Legal fees and expenses	50,000
Financial printing and miscellaneous expenses	30,000
Total	$180,302

Item 15. Indemnification of Directors and Officers.

Our articles of incorporation eliminate the liability of our officers and directors to the fullest extent permitted by Nevada law. Nevada law provides that our directors and officers will not be individually liable to us, our stockholders or our creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation and bylaws also provide for indemnification for our directors and officers to the fullest extent permitted by Nevada law. We have entered into indemnification agreements with each of our directors that are, in some cases, broader than the specific indemnification provisions contained under Nevada law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover any damages against a director for breach of fiduciary duties as a director, because a director will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our amended and restated articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 16. Exhibits and Financial Statements.

(a) Exhibits.        The following exhibits are being followed herewith:

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of DraftKings Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2020)

4.2	Amended and Restated Bylaws of DraftKings Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.3	Specimen Class A Common Stock Certificate of DraftKings (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.4	Form of Warrant Certificate of DraftKings Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.5	Warrant Agreement, dated May 10, 2019, by and between Diamond Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Diamond Eagle Acquisition Corp.’s Current Report on Form 8-K filed on May 14, 2019).

5.1	Opinion of Greenberg Traurig, LLP as to the validity of the common stock (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-237693), filed with the SEC on April 15, 2020).

23.1	Consent of BDO USA, LLP, independent registered public accounting firm of DraftKings Inc.

23.2	Consent of Ziv Haft, CPA (Isr.), a BDO Member Firm, independent registered public accounting firm of SBTech (Global) Limited.

23.3	Consent of Greenberg Traurig, LLP, (included as part of Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-237693 and 333-237693-01), filed with the SEC on February 26, 2021).

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.              To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.              Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 28th day of May, 2021.

DraftKings Inc.

By:	/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the 28th day of May, 2021.

Name	Position	Date
/s/ Jason D. Robins	Chief Executive Officer and Chairman	May 28, 2021
Jason D. Robins	(Principal Executive Officer)

/s/ Jason K. Park	Chief Financial Officer	May 28, 2021
Jason K. Park	(Principal Financial Officer)

/s/ Erik Bradbury	Chief Accounting Officer	May 28, 2021
Erik Bradbury	(Principal Accounting Officer)

*	Vice Chairman	May 28, 2021
Harry Evans Sloan

*	Director	May 28, 2021
Matthew Kalish

*	Director	May 28, 2021
Woodrow H. Levin

*	Director	May 28, 2021
Paul Liberman

*	Director	May 28, 2021
Shalom Meckenzie

*	Director	May 28, 2021
Jocelyn Moore

*	Director	May 28, 2021
Ryan R. Moore

*	Director	May 28, 2021
Valerie Mosley

*	Director	May 28, 2021
Steven J. Murray

*	Director	May 28, 2021
Hany M. Nada

*	Director	May 28, 2021
John S. Salter

*	Director	May 28, 2021
Marni M. Walden

*By:	/s/ R. Stanton Dodge
R. Stanton Dodge
As Attorney-in-Fact